Exhibit 99.1

EAGLE FINANCIAL SERVICES, INC. ANNOUNCES

2017 FIRST QUARTER DIVIDEND AND

FINANCIAL RESULTS

Contact:	Kathleen J. Chappell, Vice President and CFO	540-955-2510
kchappell@bankofclarke.com

BERRYVILLE, VIRGINIA (April 21, 2017) – Eagle Financial Services, Inc. (OTCQX: EFSI), the holding company for Bank of Clarke County, whose divisions include Eagle Investment Group, reported increased quarterly earnings, asset quality improvement and continued strong performance for the first quarter of 2017. On April 19, 2017, the Board of Directors announced a quarterly common stock cash dividend of $0.22 per common share, payable on May 15, 2017, to shareholders of record on May 1, 2017. Select highlights for the first quarter include:

•	Net income of $2.0 million

•	Deposit growth of $12.0 million

•	Basic and diluted earnings per share of $0.59

•	Net interest margin of 4.09%

John R. Milleson, President and CEO, stated, “Despite lower than desired loan growth, the Company delivered very strong results for the first quarter of 2017. We will remain intensely focused on smart and profitable balance sheet growth to help safeguard the net interest margin. I am pleased with the continued traction that the Bank is gaining in Loudoun County. Every day we welcome new customers due partly to the fact that we are a strong, customer focused community bank, just as the customers in our existing markets of Clarke County, Frederick County and Winchester City already know.”

Income Statement Review

Net income for the quarter ended March 31, 2017 was $2.0 million reflecting an increase of 13.2% from the quarter ended December 31, 2016 and an increase of 34.0% from the quarter ended March 31, 2016. Net income was $1.8 million for the three-month period ended December 31, 2016 and $1.5 million for the quarter ended March 31, 2016.

Net interest income was $6.4 million for the quarter ended March 31, 2017 and $6.2 million for the quarter ended December 31, 2016. Net interest income was $6.1 million for the quarter ended March 31, 2016. The increase in interest income from investment securities was the biggest contributor to the increase in net interest income. To deploy some of its excess cash balances, the Company purchased approximately $10.0 million in investment securities during the first quarter of 2017.

Total loan interest income was $5.7 million for the quarter ended March 31, 2017, reflecting a decrease of $50,000 from the quarter ended December 31, 2016. Total loan interest income was $5.7 million for the quarter ended March 31, 2016. Average loans for the quarter ended March 31, 2017 were $518.3 million compared to $516.2 million at December 31, 2016. Total average accruing loans were $511.8 million for the quarter ended March 31, 2017 and $508.9 million at December 31, 2016. For the quarter ended March 31, 2015, total average loans were $501.3 million and average accruing loans were $496.1 million. The tax equivalent yield on average loans for the quarter ended March 31, 2017 was 4.51%, an increase of three basis points from 4.48% for the quarter ended December 31, 2016 and a decrease of nine basis points from the 4.60% average yield at March 31, 2016. Interest income from the investment portfolio was $809,000 for the quarter ended March 31, 2017 and $636,000 for the quarter ended December 31, 2016. Average investments were $125.0 million for the quarter ended March 31, 2017 and $107.9 million for the quarter ended December 31, 2016. Average investments were $104.7 million for the quarter ended March 31, 2016 and interest income was $696,000 for that same period.

Total interest expense for the three months ended March 31, 2017 was $203,000, a decrease of $17,000 from the quarter ended December 31, 2016. Total interest expense decreased $104,000 when comparing the quarter ended March 31, 2017 to the same period in 2016. Much of that decrease related to the July 2016 payoff the of the $20.0 million advance with the Federal Home Loan Bank. The average cost of interest bearing liabilities increased two basis points when comparing the quarter ended March 31, 2017 to the quarter ended December 31, 2016. The average balance of interest bearing liabilities increased $13.1 million from the quarter ended December 31, 2016. The average cost of interest bearing liabilities decreased 11 basis points when comparing the quarter ended March 31, 2017 to the quarter ended March 31, 2016. The average balance of interest bearing liabilities increased $9.0 million from the quarter ended March 31, 2016. Much of this increase results from the increase in non-maturity deposits as the Bank continues to acquire more deposits in its Loudoun County branches. The Company continues to steadfastly manage the cost of its interest-bearing deposits. The net interest margin was 4.09% for the quarter ended March 31, 2017 and 4.01% for the quarter December 31, 2016. For the quarter ended March 31, 2016 the net interest margin was 4.09%.

The Company’s net interest margin is not a measurement under accounting principles generally accepted in the United States, but it is a common measure used by the financial services industry to determine how profitably earning assets are funded. The Company’s net interest margin is calculated by dividing tax equivalent net interest income by total average earning assets. Tax equivalent net interest income is calculated by grossing up interest income for the amounts that are non-taxable (i.e., municipal income) then subtracting interest expense. The tax rate utilized is 34%.

Noninterest income was $1.7 million for the quarter ended March 31, 2017 and $1.6 million for the quarter ended December 31, 2016. The increase for the quarter results mostly from the increase in commissions from sales of non-deposit investments and net gains from sales of investment securities. Noninterest income for the quarter ended March 31, 2016 was $1.6 million.

Noninterest expense was $5.7 million for the quarter ended March 31, 2017. This represents an increase of $314,000 or 5.8% from $5.4 million for the quarter ended December 31, 2016. Much of this rise results from increases in employee benefit expense, mainly medical insurance. Employee benefit expenses increased $110,000 when comparing the quarter ended March 31, 2017 to the quarter ended December 31, 2016. Increases in employee medical insurance contributed $62,000 to the overall $110,000 increase in employee benefit expenses. Both increases in the number of employees covered and higher premiums resulted in the increase. Additionally, professional fees increased $117,000 when comparing the three-month period ended March 31, 2017 to the three-month period ended December 31, 2016. Increased audit and legal fees contributed to the higher level of professional expenses. Noninterest expense increased $156,000 or 2.8% when comparing the quarter ended March 31, 2017 to the same time period in 2016.

Asset Quality and Provision for Loan Losses

Nonperforming assets consist of nonaccrual loans, loans 90 days or more past due and still accruing, other real estate owned (foreclosed properties), and repossessed assets. Nonperforming assets decreased from $7.4 million or 1.05% of total assets at December 31, 2016 to $6.4 million or 0.91% of total assets at March 31, 2017. This decrease resulted mostly from the decreases in nonaccrual loans. Non-performing assets were $5.1 million or 0.76% of total assets at March 31, 2016. During the first quarter of 2017, the Bank returned one loan, totaling $687,000, to accruing status and placed three loans totaling $110,000 on non-accrual status. Other changes to non-accrual loan balances resulted from loan payments. Management evaluates the financial condition of these borrowers and the value of any collateral on these loans. The results of these evaluations are used to estimate the amount of losses which may be realized on the disposition of these nonaccrual loans. At March 31, 2017, $263,000 or 4.16% of total nonaccrual loans had allocated specific allowances totaling $99,000. At March 31, 2017, the Bank had no loans 90 days or more past due and still accruing. At December 31, 2016, the Bank had two loans 90 days or more past due and still accruing that totaled $8,400 and at March 31, 2016, one loan totaling $24,000 was 90 days or more past due and still accruing. Other real estate owned was $106,000 at March 31, 2017 and $370,000 at December 31, 2016. Other real estate owned was $571,000 at March 31, 2016.

The Company may, under certain circumstances, restructure loans in troubled debt restructurings as a concession to a borrower when the borrower is experiencing financial distress. Formal, standardized loan restructuring programs are not utilized by the Company. Each loan considered for restructuring is evaluated based on customer circumstances and may include modifications to one or more loan provision. Such restructured loans are included in impaired loans but may not necessarily be nonperforming loans. At March 31, 2017, the Company had 23 troubled debt restructurings totaling $5.4 million. All but five of the restructured loans are performing loans.

The Company realized $440,000 in net recoveries for the quarter ended March 31, 2017 versus $11,000 in net charge-offs for the three months ended December 31, 2016. The Company’s troubled credit group continues to monitor past due loans, identify potential problem credits, and develop action plans to work through its troubled loans as promptly as possible. Net charge offs totaled $34,000 for the quarter ended March 31, 2016.

The amount of provision for loan losses reflects the results of the Bank’s analysis used to determine the adequacy of the allowance for loan losses. The Company had negative provisions for loan losses of $527,000 for the three months ended March 31, 2017, compared to negative provisions of $142,000 for the quarter ended December 31, 2016. The provisions for loan losses for the quarter ended March 31, 2016 were $79,000. The ratio of allowance for loan losses to total nonaccrual loans was 69.7% at March 31, 2017. The ratio of allowance for loan losses to total nonaccrual loans was 64.4% and 112.3% at December 31, 2016 and March 31, 2016, respectively. At March 31, 2017, impaired loans totaled $12.0 million and had related specific allocations of $366,000. At December 31, 2016, impaired loans totaled $13.4 million and had related specific allocations of $385,000. At March 31, 2016, total impaired loans were $12.7 million and required specific allocations of $546,000.

Total Consolidated Assets

Total consolidated assets of the Company at March 31, 2017 were $705.1 million, which represented an increase of $5.0 million or 0.7% from total assets of $700.1 million at December 31, 2016. At March 31, 2016, total consolidated assets were $664.3 million. Securities available for sale increased $12.1 million from $120.3 million at December 31, 2016. Total loans decreased from $516.9 million at December 31, 2016 to $514.9 million at March 31, 2017. At March 31, 2016, total investment securities were $102.3 million and total loans were $511.0 million.

Deposits and Other Borrowings

Total deposits increased $12.0 million from $603.9 million at December 31, 2016 to $615.9 million at March 31, 2017. At March 31, 2016, total deposits were $559.4 million. The Company held no brokered deposits for any of the above-mentioned periods.

The Company had no borrowings with the Federal Home Loan Bank of Atlanta at March 31, 2017 and December 31, 2016. Borrowings with the Federal Home Loan Bank of Atlanta were $20.0 million at March 31, 2016.

Equity

Shareholders’ equity at March 31, 2017 was $80.5 million and $79.4 million at December 31, 2016. Shareholder’s equity was $79.8 million at March 31, 2016. The book value of the Company at March 31, 2017 was $23.32 per common share. Total common shares outstanding were 3,476,553 at March 31, 2017. On April 19, 2017, the board of directors declared a $0.22 per common share cash dividend for shareholders of record as of May 1, 2017 and payable on May 15, 2017.

Certain information contained in this discussion may include “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements relate to the Company’s future operations and are generally identified by phrases such as “the Company expects,” “the Company believes” or words of similar import. Although the Company believes that its expectations with respect to the forward-looking statements are based upon reliable assumptions within the bounds of its knowledge of its business and operations, there can be no assurance that actual results, performance or achievements of the Company will not differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements. For details on factors that could affect expectations, see the risk factors and other cautionary language included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2016, and other filings with the Securities and Exchange Commission.

EAGLE FINANCIAL SERVICES, INC.

KEY STATISTICS

	For the Three Months Ended
	1Q17	4Q16	3Q16	2Q16	1Q16

Net Income (dollars in thousands)	$2,044	$1,806	$1,428	$1,611	$1,525
Earnings per share, basic	$0.59	$0.52	$0.40	$0.46	$0.43
Earnings per share, diluted	$0.59	$0.52	$0.40	$0.46	$0.43

Return on average total assets	1.20%	1.07%	0.85%	0.97%	0.89%
Return on average total equity	10.40%	9.00%	7.03%	8.07%	7.42%
Dividend payout ratio	37.29%	4.23%	50.00%	43.48%	46.51%
Fee revenue as a percent of total revenue	19.21%	19.82%	21.17%	20.56%	18.68%

Net interest margin(1)	4.09%	4.01%	3.94%	4.16%	4.09%
Yield on average earning assets	4.21%	4.14%	4.10%	4.35%	4.30%
Yield on average interest-bearing liabilities	0.21%	0.23%	0.25%	0.31%	0.32%
Net interest spread	4.00%	3.92%	3.85%	4.50%	3.98%
Tax equivalent adjustment to net interest income (dollars in thousands)	$158	$146	$147	$149	$148

Non-interest income to average assets	0.97%	0.95%	1.00%	1.05%	1.00%
Non-interest expense to average assets	3.35%	3.19%	3.50%	3.51%	3.40%

Efficiency ratio(2)	69.67%	67.62%	74.61%	70.84%	70.33%

(1)	The net interest margin is calculated by dividing tax equivalent net interest income by total average earning assets. Tax equivalent interest income is calculated by grossing up interest income for the amounts that are non taxable (i.e., municipal income) then subtracting interest expense. The rate utilized is 34%. See the table below for the quarterly tax equivalent net interest income and the reconciliation of net interest income to tax equivalent net interest income. The Company’s net interest margin is a common measure used by the financial service industry to determine how profitable earning assets are funded. Because the Company earns a fair amount of non taxable interest income due to the mix of securities in its investment security portfolio, net interest income for the ratio is calculated on a tax equivalent basis as described above.
(2)	The efficiency ratio is not a measurement under accounting principles generally accepted in the United States. It is calculated by dividing non-interest expense by the sum of tax equivalent net interest income and non-interest income excluding gains and losses on the investment portfolio and sales of repossessed assets. The tax rate utilized is 34%. See the table below for the quarterly tax equivalent net interest income and a reconciliation of net interest income to tax equivalent net interest income. The Company calculates this ratio in order to evaluate its overhead structure or how effectively it is operating. An increase in the ratio from period to period indicates the Company is losing a larger percentage of its income to expenses. The Company believes that the efficiency ratio is a reasonable measure of profitability.

EAGLE FINANCIAL SERVICES, INC.

SELECTED FINANCIAL DATA BY QUARTER

	1Q17	4Q16	3Q16	2Q16	1Q16
BALANCE SHEET RATIOS
Loans to deposits	83.61%	85.60%	88.52%	90.58%	91.35%
Average interest-earning assets to average-interest bearing liabilities	162.59%	164.25%	163.98%	160.81%	158.08%
PER SHARE DATA
Dividends	$0.22	$0.22	$0.20	$0.20	$0.20
Book value	23.32	23.01	23.28	$23.09	$22.70
Tangible book value	23.32	23.10	23.28	$23.09	$22.70
SHARE PRICE DATA
Closing price	$28.40	$25.75	$23.45	$22.90	$22.96
Diluted earnings multiple(1)	12.03	12.38	14.66	12.45	13.35
Book value multiple(2)	1.22	1.12	1.01	0.99	1.01
COMMON STOCK DATA
Outstanding shares at end of period	3,476,553	3,468,243	3,486,425	3,541,802	3,535,684
Weighted average shares outstanding	3,478,053	3,477,020	3,527,725	3,538,997	3,531,134
Weighted average shares outstanding, diluted	3,478,053	3,477,020	3,527,725	3,538,997	3,531,134
CAPITAL RATIOS
Total equity to total assets	11.42%	11.34%	12.07%	12.02%	12.02%
CREDIT QUALITY
Net charge-offs to average loans	-0.34%	0.01%	0.15%	0.02%	0.03%
Total non-performing loans to total loans	1.23%	1.35%	1.47%	0.78%	0.88%
Total non-performing assets to total assets	0.91%	1.05%	1.26%	0.67%	0.76%
Non-accrual loans to:
total loans	1.23%	1.35%	1.41%	0.77%	0.87%
total assets	0.90%	1.00%	1.08%	0.59%	0.67%
Allowance for loan losses to:
total loans	0.86%	0.87%	0.91%	0.96%	0.98%
non-performing assets	68.59%	61.13%	55.36%	109.64%	99.05%
non-accrual loans	69.74%	64.44%	64.24%	124.99%	112.28%
NON-PERFORMING ASSETS:
(dollars in thousands)
Loans delinquent over 90 days	$—	$8	$300	$33	$24
Non-accrual loans	6,335	6,991	7,251	3,978	4,456
Other real estate owned and repossessed assets	106	370	863	524	571
NET LOAN CHARGE-OFFS (RECOVERIES):
(dollars in thousands)
Loans charged off	$62	$135	$316	$82	$72
(Recoveries)	(502)	(124)	(127)	(51)	(38)
Net charge-offs (recoveries)	(440)	11	189	31	34
PROVISION FOR LOAN LOSSES (dollars in thousands)	$(527)	$(142)	$(125)	$—	$79
ALLOWANCE FOR LOAN LOSS SUMMARY
(dollars in thousands)
Balance at the beginning of period	$4,505	$4,658	$4,972	$5,003	$4,958
Provision	(527)	(142)	(125)	—	79
Net charge-offs (recoveries)	(440)	11	189	31	34
Balance at the end of period	$4,418	$4,505	$4,658	$4,972	$5,003

(1)	The diluted earnings multiple (or price earnings ratio) is calculated by dividing the period’s closing market price per share by total equity per weighted average shares outstanding, diluted for the period. The diluted earnings multiple is a measure of how much an investor may be willing to pay for $1.00 of the Company’s earnings.
(2)	The book value multiple (or price to book ratio) is calculated by dividing the period’s closing market price per share by the period’s book value per share. The book value multiple is a measure used to compare the Company’s market value per share to its book value per share.

EAGLE FINANCIAL SERVICES, INC.

CONSOLIDATED BALANCE SHEETS

(dollars in thousands)

	Unaudited	Audited	Unaudited	Unaudited	Unaudited
	3/31/2017	12/31/2016	9/30/2016	6/30/2016	3/31/2016

Assets
Cash and due from banks	$24,826	$35,125	$19,286	$29,594	$25,451
Federal funds sold	132	156	108	—	—
Securities available for sale, at fair value	132,449	120,329	106,622	104,699	102,251
Loans, net of allowance for loan losses	514,940	512,437	509,654	512,434	506,030
Bank premises and equipment, net	19,959	20,169	20,278	20,495	20,756
Other assets	12,834	11,933	12,473	10,166	9,783

Total assets	$705,140	$700,149	$668,421	$677,388	$664,271

Liabilities and Shareholders’ Equity
Liabilities
Deposits:
Noninterest bearing demand deposits	$213,542	$208,948	$203,626	$197,524	$193,276
Savings and interest bearing demand deposits	317,325	306,847	288,535	284,572	279,033
Time deposits	85,006	88,082	88,861	89,133	87,130

Total deposits	$615,873	$603,877	$581,022	$571,229	$559,439
Federal funds purchased and securities sold under agreements to repurchase	—	—	—	—	—
Federal Home Loan Bank advances	—	—	—	20,000	20,000
Trust preferred capital notes	—	—	—	—	—
Other liabilities	8,740	16,856	6,692	4,764	4,990
Commitments and contingent liabilities	—	—	—	—	—

Total liabilities	$624,613	$620,733	$587,714	$595,993	$584,429

Shareholders’ Equity
Preferred stock, $10 par value	$—	$—	$—	$—	$—
Common stock, $2.50 par value	8,632	8,633	8,666	8,817	8,791
Surplus	12,548	12,642	12,951	14,129	13,936
Retained earnings	59,442	58,165	57,125	56,405	55,501
Accumulated other comprehensive income	(95)	(24)	1,965	2,044	1,614

Total shareholders’ equity	$80,527	$79,416	$80,707	$81,395	$79,842

Total liabilities and shareholders’ equity	$705,140	$700,149	$668,421	$677,388	$664,271

EAGLE FINANCIAL SERVICES, INC.

CONSOLIDATED STATEMENTS OF INCOME

(dollars in thousands)

Unaudited

	Three Months Ended
	3/31/2017	12/31/2016	9/30/2016	6/30/2016	3/31/2016

Interest and Dividend Income
Interest and fees on loans	$5,736	$5,786	$5,658	$5,884	$5,709
Interest on federal funds sold	—	—	—	—	—
Interest and dividends on securities available for sale:
Taxable interest income	550	393	354	483	440
Interest income exempt from federal income taxes	254	230	230	232	233
Dividends	5	13	22	22	23
Interest on deposits in banks	21	20	14	22	16

Total interest and dividend income	$6,566	$6,442	$6,278	$6,643	$6,421

Interest Expense
Interest on deposits	$203	$196	$197	$193	$201
Interest on federal funds purchased and securities sold under agreements to repurchase	—	—	—	—	—
Interest on Federal Home Loan Bank advances	—	—	7	65	65
Interest on trust preferred capital notes	—	24	38	39	41

Total interest expense	$203	$220	$242	$297	$307

Net interest income	$6,363	$6,222	$6,036	$6,346	$6,114
Provision For Loan Losses	(527)	(142)	(125)	—	79

Net interest income after provision for loan losses	$6,890	$6,364	$6,161	$6,346	$6,035

Noninterest Income
Income from fiduciary activities	$292	$333	$315	$380	$328
Service charges on deposit accounts	299	326	321	290	290
Other service charges and fees	953	893	999	992	829
Gain on the sale of bank premises and equipment	(6)	—	—	—	—
Gain (Loss) on sales of AFS securities	50	5	8	—	85
Gain on redemption of trust preferred debt	—	—	—	—	—
Other operating income	85	52	44	76	102

Total noninterest income	$1,673	$1,609	$1,687	$1,738	$1,634

Noninterest Expenses
Salaries and employee benefits	$3,350	$3,187	$3,251	$3,312	$3,264
Occupancy expenses	377	355	355	368	408
Equipment expenses	239	307	361	355	310
Advertising and marketing expenses	178	135	151	185	162
Stationery and supplies	41	32	68	51	50
ATM network fees	220	224	242	259	177
Other real estate owned expenses	1	9	50	2	—
Loss (gain) on sale of other real estate	(1)	67	(12)	47	—
FDIC assessment	52	(2)	104	99	104
Computer software expense	195	176	180	131	136
Bank franchise tax	125	125	125	125	126
Professional fees	291	174	266	282	228
Data processing fees	117	143	183	202	143
Other operating expenses	524	463	548	414	445

Total noninterest expenses	$5,709	$5,395	$5,872	$5,832	$5,553

Income before income taxes	2,854	2,578	1,976	2,252	2,116
Income Tax Expense	810	772	548	641	591

Net income	$2,044	$1,806	$1,428	$1,611	$1,525

Earnings Per Share
Net income per common share, basic	$0.59	$0.52	$0.40	$0.46	$0.43

Net income per common share, diluted	$0.59	$0.52	$0.40	$0.46	$0.43

EAGLE FINANCIAL SERVICES, INC.

Average Balances, Income and Expenses, Yields and Rates

(dollars in thousands)

	For the Three Months Ended
	March 31, 2017			December 31, 2016			March 31, 2016
		Interest			Interest			Interest
	Average	Income/	Average	Average	Income/	Average	Average	Income/	Average
	Balance	Expense	Yield	Balance	Expense	Yield	Balance	Expense	Yield
Assets:
Securities:
Taxable	$88,081	$2,251	2.56%	$74,313	$1,616	2.17%	$73,313	$1,862	2.54%
Tax-Exempt (1)	36,966	1,563	4.23%	33,634	1,384	4.12%	31,424	1,421	4.52%

Total Securities	$125,047	$3,814	3.05%	$107,947	$3,000	2.78%	$104,737	$3,283	3.13%
Loans:
Taxable	$505,538	$23,048	4.56%	$502,710	$22,803	4.54%	$489,657	$22,740	4.64%
Nonaccrual	6,552	—	0.00%	7,248	—	0.00%	5,122	—	0.00%
Tax-Exempt (1)	6,230	326	5.23%	6,224	327	5.25%	6,479	333	5.14%

Total Loans	$518,320	$23,374	4.51%	$516,182	$23,130	4.48%	$501,258	$23,074	4.60%
Federal funds sold	85	1	1.25%	115	1	0.00%	—	—	0.00%
Interest-bearing deposits in other banks	10,435	85	0.82%	15,427	82	0.53%	14,254	64	0.45%

Total earning assets	$647,335	$27,274	4.21%	$632,423	$26,213	4.14%	$615,127	$26,421	4.30%
Allowance for loan losses	(4,812)			(4,723)			(5,026)
Total non-earning assets	49,455			45,203			46,035

Total assets	$691,978			$672,903			$656,136

Liabilities and Shareholders’ Equity:
Interest-bearing deposits:
NOW accounts	$83,730	$130	0.15%	$81,384	$91	0.11%	$82,710	$97	0.12%
Money market accounts	129,830	227	0.17%	122,881	203	0.17%	112,140	189	0.17%
Savings accounts	98,075	61	0.06%	92,831	58	0.06%	82,436	44	0.05%
Time deposits:
$100,000 and more	40,755	264	0.65%	46,277	280	0.61%	39,540	205	0.52%
Less than $100,000	45,709	146	0.32%	41,660	147	0.35%	52,261	273	0.52%

Total interest-bearing deposits	$398,099	$827	0.21%	$385,033	779	0.20%	$369,087	$808	0.22%
Federal funds purchased and securities sold under agreements to repurchase	42	1	1.87%	—	—	0.00%	32	—	0.00%
Federal Home Loan Bank advances	—	—	0.00%	—	—	0.00%	20,000	426	2.13%
Trust preferred capital notes	—	—	0.00%	—	95	NM (2)	—	—	0.00%

Total interest-bearing liabilities	$398,141	$828	0.21%	$385,033	874	0.23%	$389,119	$1,234	0.32%

Noninterest-bearing liabilities:
Demand deposits	205,646			205,358			183,242
Other Liabilities	8,469			2,727			4,850

Total liabilities	$612,256			$593,118			$577,211
Shareholders’ equity	79,722			79,785			78,925

Total liabilities and shareholders’ equity	$691,978			$672,903			$656,136

Net interest income		$26,446			$25,338			$25,186

Net interest spread			4.00%			3.92%			3.98%
Interest expense as a percent of average earning assets			0.13%			0.14%			0.20%
Net interest margin			4.09%			4.01%			4.09%

(1)	Income and yields are reported on a tax equivalent basis using a federal tax rate of 34%.
(2)	NM- Not meaningful.

EAGLE FINANCIAL SERVICES, INC.

Reconciliation of Tax-Equivalent Net Interest Income

(dollars in thousands)

	Three Months Ended
	3/31/2017	12/31/2016	9/30/2016	6/30/2016	3/31/2016

GAAP Financial Measurements:
Interest Income - Loans	$5,736	$5,786	$5,658	$5,884	$5,709
Interest Income - Securities and Other Interest-Earnings Assets	830	657	620	759	712
Interest Expense - Deposits	203	196	197	193	201
Interest Expense - Other Borrowings	—	24	45	104	106

Total Net Interest Income	$6,363	$6,223	$6,036	$6,346	$6,114

Non-GAAP Financial Measurements:
Add: Tax Benefit on Tax-Exempt Interest Income - Loans	$27	$28	$28	$30	$28
Add: Tax Benefit on Tax-Exempt Interest Income - Securities	131	118	119	119	120

Total Tax Benefit on Tax-Exempt Interest Income	$158	$146	$147	$149	$148

Tax-Equivalent Net Interest Income	$6,521	$6,369	$6,183	$6,495	$6,262